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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of Centerstate Banks of Florida, Inc. of our report dated February 9, 2001 relating to the consolidated balance sheets of Centerstate Banks of Florida, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for the years then ended, which report appears in the December 31, 2000 annual report on Form 10-KSB of Centerstate Banks of Florida, Inc.


                                    /s/ KPMG LLP

Orlando, Florida
June 1, 2001